EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Huale Acoustics Limited of our report dated June 24, 2020 for financial years then ended as of December 31, 2019 and 2018 relating to the financial statements which appears in this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Pan-China Singapore PAC

Singapore
December 31, 2020